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                                                                     EXHIBIT 4.3


                          SECOND SUPPLEMENTAL INDENTURE



                                     between



                                 COX RADIO, INC.



                                       and



                               FLEET NATIONAL BANK



                                   As Trustee





                            Dated as of April 1, 1997
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                          SECOND SUPPLEMENTAL INDENTURE


         This SECOND SUPPLEMENTAL INDENTURE, dated as of April 1, 1997 by and between COX RADIO, INC., a Delaware corporation with principal offices in Atlanta, Georgia (the "Company"), and FLEET NATIONAL BANK, a national banking association with its principal office in Hartford, Connecticut (previously known as Fleet National Bank of Connecticut, which was previously known as Shawmut Bank Connecticut, National Association), as trustee under the Indenture referred to below (the "Trustee"),

         WITNESSETH THAT:

         WHEREAS, NewCity Communications, Inc., a Connecticut corporation ("NewCity"), duly executed and delivered an Indenture, dated as of November 2, 1993 (the "Initial Indenture"), to the Trustee, as trustee, for the purpose of securing its Senior Subordinated Notes (the "Notes"), which Indenture was amended pursuant to a First Supplemental Indenture dated as of September 16, 1994 (the Initial Indenture, as so amended, the "Indenture");

         WHEREAS, on April 1, 1997, pursuant to an agreement and plan of merger dated as of July 1, 1996, New Cox Radio II, Inc., a wholly-owned subsidiary of the Company, was merged with and into NewCity and, as a result of such merger, NewCity became a wholly-owned subsidiary of the Company;

         WHEREAS, on April 1, 1997, pursuant to an agreement and plan of merger dated as of July 1, 1996, NewCity was merged with and into the Company, pursuant to which the Company was the surviving corporation (the "Merger");

         WHEREAS, Section 5.01 of the Indenture, requires, among other things, that the Company, as the successor by merger to NewCity, expressly assume all the obligations of NewCity under the Notes and the Indenture;

         WHEREAS, each of the conditions set forth in Section 5.01 of the Indenture has been satisfied in connection with the Merger and the assumption by the Company of the obligations of NewCity under the Notes and the Indenture; and

         WHEREAS, all things prescribed by law and by the terms of the Indenture necessary to make this Second Supplemental Indenture, when duly executed and delivered by the Company and the Trustee a valid and binding instrument, enforceable in accordance with its terms, and otherwise to effectuate the amendment of the Indenture, have been done and performed, and the execution and delivery of this Second Supplemental Indenture have been in all respects duly authorized;
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         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH: THAT the
Indenture is amended as hereinafter provided; otherwise to remain in full force and effect in accordance with the provisions thereof.

                                   ARTICLE ONE

                           Amendment of the Indenture

         Section 1.01. The Company hereby expressly assumes all the obligations of NewCity under the Notes and the Indenture.

         Section 1.02. The Company hereby expressly ratifies, adopts, renews, confirms and continues in full force and effect, without limitation, except as hereby amended, each and every covenant, agreement, condition and provision contained in the Indenture.

         Section 1.03. The Company covenants that the recitals of fact and statements contained this Second Supplemental Indenture are true and that, upon the execution and delivery of this Second Supplemental Indenture, the Company is not in default in any respect under any of the provisions of the Indenture or of the Notes thereby secured or intended so to be.

                                   ARTICLE TWO

                              Additional Provisions

         Section 2.01. Except as amended by Article One of this Second Supplemental Indenture, the Indenture remains in full force and effect in accordance with its terms.

         Section 2.02. The cover of this Second Supplemental Indenture and all article and description headings are inserted for convenience of reference only and are not to be taken to be any part of this Second Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

         Section 2.03. This Second Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered each as an original shall constitute but one and the same instrument.


                                      - 2 -
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         IN WITNESS WHEREOF, Cox Radio, Inc. has caused its corporate name to be hereunto affixed and this instrument to be signed and sealed by its President or its Vice President and its corporate seal to be attested by its Secretary, for and in its behalf, and caused this instrument to be delivered; and Fleet
National Bank, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed and this instrument to be signed and sealed by one of its Vice Presidents and its corporate seal to be attested by one of its Trust Officers, for and in its behalf, and caused this instrument to be delivered all as of the day and year first above written.

                                             COX RADIO, INC.

(CORPORATE SEAL)

                                             By:/s/ Robert F. Neil
                                                --------------------------------
                                                President

Attest:



/s/ Andrew A. Merdek
------------------------------
Secretary

Signed, sealed and delivered by
COX RADIO, INC.
in the presence of:


/s/ Shauna J. Sullivan
------------------------------


/s/ Georgina N. Lynch
------------------------------
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                                             FLEET NATIONAL BANK

(CORPORATE SEAL)


                                             By:/s/ Michael M. Hopkins
                                                --------------------------------
                                                Vice President


Attest:



/s/ Debra A. Colon
------------------------------
Its Corporate Trust Officer

Signed, sealed and delivered by
FLEET NATIONAL BANK
in the presence of:



/s/ Anna M. Vignuolo
------------------------------


/s/ Susan T. Keller
------------------------------
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STATE OF Georgia          )
                          )  ss.:  _______________, 1997
COUNTY OF Dekalb          )

         Personally appeared Robert F. Neil and Andrew A. Merdek of Cox Radio, Inc., signer and sealer, respectively, of the foregoing instrument, to me personally known, who being by me duly sworn did say that they are the President and Secretary, respectively, of Cox Radio, Inc., one of the corporations described herein, and that they executed said instrument and severally acknowledged the same to be their free act and deed as such President and Secretary, respectively, and the free act and deed of Cox Radio, Inc. and on oath stated that they were duly authorized to sign and seal, respectively, said instrument and that the seal affixed thereto is the corporate seal of Cox Radio, Inc., before me.


                                             /s/ Heather S. Bellville
                                             ------------------------
                                             Notary Public

(NOTARY SEAL)
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STATE OF Connecticut      )
                          )  ss.:  Hartford; April 3, 1997
COUNTY OF Hartford        )

         Personally appeared Michael M. Hopkins and Debra A. Colon of Fleet National Bank, signer and sealer, respectively, of the foregoing instrument, to me personally known, who being by me duly sworn did say that they are the Vice President and Corporate Trust Officer, respectively, of Fleet National Bank, one of the corporations described herein, and that they executed said instrument and severally acknowledged the same to be their free act and deed as such Vice President and Corporate Trust Officer, respectively, and the free act and deed of Fleet National Bank and on oath stated that they were duly authorized to sign and seal, respectively, said instrument and that the seal affixed thereto is the corporate seal of Fleet National Bank, before me.



                                             /s/ Karen R. Felt
                                             -----------------------------------
                                             Notary Public

(NOTARY SEAL)